UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017 (May 15, 2017)

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On May 19, 2017, Osiris Therapeutics, Inc. (the “Company”) announced the appointment of Linda Chang, age 51, as Chief Financial Officer, effective May 17, 2017.  Ms. Chang was most recently Senior Vice President, Chief Financial Officer of Therabron Therapeutics from December 2015 to February 2017 where she led the Finance, Strategic Planning and Legal functions.  Previously, Ms. Chang served as Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary at PharmAthene Inc., a NYSE-MKT listed company from November 2011 until April 2015. While there, Ms. Chang was responsible for all financial operations including corporate accounting, SEC reporting, tax, treasury, financial planning, investor relations and capital access. Prior to PharmAthene, Ms. Chang held roles of increasing responsibility in the financial groups at Human Genome Sciences, Booz Allen & Hamilton, Grant Thornton LLC and Otsuka America Pharmaceuticals.

Ms. Chang has over 20 years of finance and executive leadership experience.  She holds a B.S. in Business Administration from the University of California, Riverside, an M.B.A. as well as a Master of Accountancy degree from the University of Georgia.  She is also Certified Public Accountant (inactive).

Ms. Chang will receive an annual base salary of $320,000 and will be entitled to earn an annual performance-based bonus opportunity of up to 25% of her base salary.  In addition, Ms. Chang will be entitled to participate in a long-term incentive plan to be designed by the Compensation Committee by or before December 31, 2017. In the event of a change in control of the Company any grants or awards under the long-term incentive plan shall immediately become vested.  Ms. Change will be entitled to receive a severance payment equal to six months of her annual base salary if she is terminated without cause.  She will also be entitled to participate in other benefit plans generally available to other employees of the Company.

Departure of Chief Financial Officer

On May 15, 2017, the Company notified Gregory I. Law, the Company’s former Chief Financial Officer, that the Company had hired Ms. Chang as his successor.  Mr. Law’s separation date is May 31, 2017.  The Company has agreed to pay Mr. Law his base salary, payable in accordance with the Company’s normal payroll schedule, until August 22, 2017.   Mr. Law has also agreed to provide transition assistance to the Company during the severance period and thereafter, if necessary, on a limited consulting basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

By:	/s/ DAVID A. DRESNER
David A. Dresner Interim Chief Executive Officer

Date: May 19, 2017

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